PWR CPA
Certified Public Accountants

August 17, 2023

Mr. Alex Archer
Chief Financial Officer
ADM Endeavors
5941 Posey Lane
Haltom City, Texas 76117

Dear Mr. Archer,

We hereby resign as principal auditor for ADM Endeavors, Inc. (The Company) effective the date of this letter of notice.

This is also to confirm that the client-auditor relationship between ADM Endeavors, Inc. (Commission File Number 000-56047) and PWR CPA, LLP has ceased.

Sincerely,

/s/ *PWR CPA, LLP*

PWR CPA, LLP

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
SECPSletters@sec.gov